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                                                                    Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Sonoco Products Company on Form S-8 of our report dated January 31, 1996, on our audits of the consolidated financial statements and financial statement schedules of Sonoco Products Company as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995.




                                           /s/  Coopers & Lybrand L.L.P.
                                           -----------------------------------
                                                Coopers & Lybrand L.L.P.




Charlotte, North Carolina
September 25, 1996